EXHIBIT 99.1
NEWS RELEASE
Contact:

OSI Pharmaceuticals, Inc.
Kathy Galante
Senior Director
Investor / Public Relations
631-962-2000
Burns McClellan (Representing OSI)
Justin Jackson (Media) 212-213-0006 ext. 327
Jason Farber (Media) 212-213-0006 ext. 339
Lisa Burns (Investors) 212-213-0006 ext. 319

OSI PHARMACEUTICALS ANNOUNCES YEAR END 2005 FINANCIAL RESULTS
MELVILLE, N.Y., March 7, 2006 – OSI Pharmaceuticals, Inc. (Nasdaq: OSIP) announced today its financial results for the Company’s year ended December 31, 2005. The Company reported a net loss of $157.1 million (or $3.02 per share) for fiscal 2005 compared with $268.6 million (or $6.36 per share) for the 12 month period ending December 31, 2004. The 2005 results reflect the operations of Eyetech Pharmaceuticals, Inc. for the period November 14, 2005 through December 31, 2005. On an adjusted basis, the Company’s net loss was $77.1 million (or $1.48 per share) for 2005 compared to the net loss of $188 million (or $4.45 per share) for 2004. Adjusted net loss and adjusted loss per share excludes purchase accounting adjustments, merger-related costs, and certain other significant items. In 2004, the Company changed its fiscal year end from September 30 to December 31.
With the Company’s acquisition of Eyetech on November 14, 2005, the Company now has two major marketed products (one for the treatment of cancer and another for age-related macular degeneration) and a robust pipeline offering both new indications for the marketed products and novel therapeutics in three disease areas: oncology, eye diseases, and diabetes. Total world-wide net sales of Tarceva® (erlotinib) for 2005 were $309 million. Total U.S. sales of Macugen® (pegaptanib sodium injection) for 2005 were $185 million.
Total revenues for 2005 were $174.2 million, an increase of $130.4 million or 298% compared to revenues of $43.8 million for 2004. The increase was primarily due to the following new revenue streams in 2005:
(i)	net revenues from the unconsolidated joint business for Tarceva of $84.7 million arising from the Company’s co-promotion arrangement with Genentech, Inc., the Company’s U.S. marketing collaborator for Tarceva. U.S. sales for Tarceva recorded by Genentech were $275 million for 2005, the first full year of sales since its launch in November 2004;

(ii)	royalty revenues from Roche, the Company’s international partner for Tarceva, of $7.0 million based upon Tarceva sales in countries outside the United States, totaling $34.2 million following the approval of Tarceva in Switzerland in March 2005, Canada in July 2005, and the European Union in September 2005;

(iii)	Macugen sales in the United States and its territories of $31.5 million between November 14, 2005 and December 31, 2005. Macugen was approved by the FDA in December 2004 for treatment of neovascular age-related macular degeneration, or wet AMD, and launched by Eyetech and its co-promotion partner Pfizer Inc. in January 2005;

(iv)	license revenues of $14.2 million related to upfront fees and milestone payments relating to worldwide non-exclusive license agreements under the Company’s DPIV patent portfolio covering the use of DPIV inhibitors for treatment of type 2 diabetes and related indications; and

(v)	collaborative program revenues from Pfizer for its share of development costs for Macugen totaling $4.1 million for the period November 14, 2005 through December 31, 2005.
Total operating expenses for 2005 were $337.5 million, an increase of $30.7 million or 10% compared to $306.9 million for the prior year. Total research and development expenses were $126.0 million and $118.2 million in 2005 and 2004, respectively. Total selling, general and administrative expenses were consistent at $98.4 million in both 2005 and 2004. The 2005 expenses reflected costs associated with Eyetech’s research and development activities, and selling, general and administrative operations for the period November 14, 2005 through December 31, 2005, as well as cost of goods sold associated with Macugen sales and Macugen profit share expense with Pfizer.
On an adjusted basis, operating expenses were $257.6 million and $229.7 million in 2005 and 2004, respectively, and exclude purchase accounting adjustments, merger-related costs, and certain other significant items. Adjusted research and development expenses were $124.7 million and $111.7 million for 2005 and 2004, respectively, reflecting the increase in expenses associated with the Eyetech operations in the fourth quarter of 2005. Adjusted selling, general and administrative expenses were $93.2 million and $92.3 million for 2005 and 2004, respectively. This decrease was primarily due to the change in the Company’s accounting for Genentech’s commercial expenses relating to Tarceva. The Tarceva expenses are no longer being included in selling, general and administrative expense and are now being included as part of the co-promotion profit and included in the calculation of net revenues from unconsolidated joint business in the accompanying consolidated statement of operations for 2005. This decrease was offset by the increase in selling, general and administrative expenses associated with the activities of Eyetech in the fourth quarter of 2005. The adjusted figures above are reconciled to reported U.S. GAAP amounts in the table accompanying this report.

In November 2005, OSI acquired Eyetech for approximately $690 million in cash (excluding merger related costs), and approximately 5.7 million of OSIP shares. Net of Eyetech’s cash and investments at closing and including the value of converting stock options issued and deal related costs, OSI values the acquisition at approximately $638 million.
In December 2005, the Company issued $115 million aggregate principal amount of convertible senior subordinated notes in a private placement for net proceeds of approximately $111 million, of which approximately $24 million was used to purchase concurrently with the offering 500,000 shares of the Company’s common stock and call spread options with respect to the Company’s common stock. The call spread transaction is intended to reduce the potential dilution upon future conversion of the notes. The call spread provides the Company with the option, subject to certain customary exceptions, to acquire shares of the Company’s common stock at the initial conversion price of approximately $29.43 per share, which offset the delivery of newly issued shares upon settlement of conversions of the notes. This would have the impact of increasing the effective conversion price of the notes from the Company’s perspective to $40.00 per share, representing a conversion premium of approximately 70% to the per share closing price on December 21, 2005. The Company closed the year with approximately $180 million in cash and investments.
The accompanying table details the charges excluded in the calculation of the Company’s adjusted amounts above, including purchase accounting adjustments, merger related costs and other significant items. Management believes that these charges are not reflective of the Company’s normal on-going operations. These adjusted financial results can assist in making meaningful period-over-period comparisons and in identifying operating trends that could otherwise be masked or distorted by the items subject to the adjustments. Management uses these adjusted results internally to evaluate the performance of the business, including the allocation of resources as well as the planning and forecasting of future periods and believes these results are useful to others in analyzing operating performance and trends of the Company. A reconciliation to reported U.S. GAAP amounts is provided in the table accompanying this report. The adjusted amounts are not, and should not be viewed as, substitutes for U.S. GAAP amounts.
Conference Call
OSI will host a conference call reviewing the Company’s financial results, product portfolio and business developments on March 8, 2006 at 7:30AM (Eastern Time). To access the live webcast and slides or the fourteen-day archive via the Internet, log on to www.osip.com. Please connect to the Company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1- 866-713-8307 (U.S.) or 1-617-597-5307 (international) to participate in the call. The conference ID number for the live call is 95579613. Telephone replay is available approximately two hours after the call through April 8, 2006. To access the replay, please call 1- 888-286-8010 (U.S.) or 1-617-801-6888 (international). The conference ID number is 35068937.

About OSI Pharmaceuticals
OSI Pharmaceuticals is committed to “shaping medicines and changing lives” by discovering, developing and commercializing high-quality and novel pharmaceutical products that extend life or improve the quality of life for patients with cancer, eye diseases and diabetes. The Company operates through three business teams, (OSI) Oncology, (OSI) Eyetech and (OSI) Prosidion. (OSI) Oncology is focused on developing molecular targeted therapies designed to change the paradigm of cancer care. (OSI) Eyetech specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. (OSI) Prosidion is committed to the generation of novel, targeted therapies for the treatment of type 2 diabetes and obesity. OSI’s flagship product, Tarceva® (erlotinib), is the first drug discovered and developed by OSI to obtain FDA approval and the only EGFR inhibitor to have demonstrated the ability to improve survival in both non-small cell lung cancer and pancreatic cancer patients. OSI markets Tarceva through partnerships with Genentech, Inc. in the United States and with Roche throughout the rest of the world. Macugen® (pegaptanib sodium injection) is approved in the United States and Europe for the treatment of neovascular age-related macular degeneration. OSI commercializes Macugen in partnership with Pfizer Inc. For additional information about OSI, please visit http://www.osip.com.
This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the completion of clinical trials, the FDA review process and other governmental regulation, OSI’s and its collaborators’ abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products, and other factors described in OSI Pharmaceuticals’ filings with the Securities and Exchange Commission.

OSI Pharmaceuticals, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statements of Operations
(In thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
(unaudited)	2005	2004	2005	2004*
Revenues:
Net revenue from unconsolidated joint business	$29,835	$—	$84,727	$—
Product sales	31,886	360	32,411	1,285
Sales commissions	8,106	11,396	29,684	35,854
Royalties on product sales	5,175	—	7,127	—
License and milestone revenues	7,427	591	16,164	6,616
Collaborative program revenues	4,081	—	4,081	—

Total revenues	86,510	12,347	174,194	43,755

Expenses:
Cost of goods sold	15,246	(1,247)	18,882	7,628
Collaborative profit share	12,312	—	12,312	—
Net expense from unconsolidated joint business	—	7,661	—	7,661
Research and development	39,947	31,913	125,953	118,206
Acquired in-process research and development	60,900	—	64,442	32,785
Selling, general and administrative	32,628	20,313	98,393	98,402
Impairment of intangible asset	—	—	—	24,599
Amortization of intangibles	6,108	3,804	17,544	17,572

Total expenses	167,141	62,444	337,526	306,853

Loss from operations	(80,631)	(50,097)	(163,332)	(263,098)

Other income (expense):
Investment income — net	2,760	2,380	13,322	6,152
Interest expense	(1,408)	(1,219)	(5,064)	(11,835)
Other expense (income) — net	(767)	541	(2,049)	147

Net loss	$(80,046)	$(48,395)	$(157,123)	$(268,634)

Basic and diluted net loss per common share	$(1.47)	$(1.02)	$(3.02)	$(6.36)

Weighted average shares of common stock outstanding	54,432	47,375	52,078	42,226

Condensed Consolidated Balance Sheet	December 31,	December 31,
(In thousands)	2005	2004
(unaudited)
Cash and investments securities (including restricted investments)	$179,606	$656,239

Total assets	$1,058,582	$780,116

Total stockholders’ equity	$578,467	$539,390

*Results for the 12 month period ended December 31, 2004 are derived from the results of our operations for the last nine months of our fiscal year ended September 30, 2004 and the transition quarter ended December 31, 2004. Such amounts are unaudited and are presented for comparison purposes.

OSI Pharmaceuticals, Inc. and Subsidiaries
Reconciliation From Reported Net Loss and Reported Basic and Diluted Net Loss Per Share to Adjusted Net Loss and Adjusted Basic and Diluted Net Loss Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004*
Reported net loss	$(80,046)	$(48,395)	$(157,123)	$(268,634)
Purchase accounting adjustments	69,990	—	73,532	32,785
Merger-related costs	975	—	2,355	—
Other significant items	2,308	1,782	4,088	47,861

Adjusted net loss	$(6,773)	$(46,613)	$(77,148)	$(187,988)

Reported basic and diluted net loss per common share	$(1.47)	$(1.02)	$(3.02)	$(6.36)
Purchase accounting adjustments	1.29	—	1.41	0.78
Merger-related costs	0.02	—	0.05	—
Other significant items	0.04	0.04	0.08	1.13

Adjusted basic and diluted net loss per common share	$(0.12)	$(0.98)	$(1.48)	$(4.45)

Adjusted net loss and adjusted basic and diluted net loss per common share shown above include the following:

Purchase accounting adjustments:
In-process research and development charges (a)	$60,900	$—	$64,442	$32,785
Sale of acquired inventory written up to fair value (b)	6,827	—	6,827	—
Intangible amortization (c)	2,263	—	2,263	—

Total purchase accounting adjustments	69,990	—	73,532	32,785

Merger-related costs:
Restructuring costs (d)	975	—	975	—
Buyout of Prosidion options (e)	—	—	1,380	—

Total merger-related costs	975	—	2,355	—

Other significant items:
Impairment of Gelclair intangible (f)	—	—	—	24,599
Restructuring charges (g)	2,308	3,150	4,088	12,598
Gelclair inventory reserve (h)	—	(1,368)	—	7,197
Guaranteed interest on redemption of debt (i)	—	—	—	3,467

Total other significant items	2,308	1,782	4,088	47,861

Total adjustments	$73,273	$1,782	$79,975	$80,646

*Results for the 12 month period ended December 31, 2004 are derived from the results of our operations for the last nine months of our fiscal year ended September 30, 2004 and the transition quarter ended December 31, 2004. Such amounts are unaudited and are presented for comparison purposes.
(a)	In-process research and development related to the (i) the acquisition of Eyetech Pharmaceuticals, Inc. of $60,900 in November 2005, (ii) the acquisition of the minority interest in Prosidion Limited of $3,542 in April 2005 (iii) the purchase of Probiodrug AG (a) assets of $32,785 in 2004.

(b)	Represents sale of Eyetech inventory written up to fair value in the acquisition.

(c)	Represents the amortization of the Macugen intangible assets recognized with the acquisition of Eyetech

(d)	Represents severance charges related to planned workforce reductions related to the Eyetech acquisition ($712 included in R&D, $263 included in SG&A).

(e)	Represents the buyout of Prosidion options, of which $577 is included in R&D, and $803 is included in SG&A.

(f)	Represents an impairment charge related to unamortized intangible asset related to Gelclair rights.

(g)	Represents $2,308 of facility restructuring charges included in SG&A for the three months ended December 2005; represents facility restructuring charges of $1,832 in R&D and $1,318 in SG&A for the three months ended December 2004; represents $4,088 of facility restructuring charges in SG&A for the year ended December 2005; and represents facility restructuring charges of $6,490 in R&D and $6,108 in SG&A for the year ended December 2004.

(h)	Represents the net write off of Gelclair inventory for the year ended December 31, 2004; and represents the reversal for a portion of the Gelclair inventory write off for the three months ended December 31, 2004

(i)	Represents the payment of remaining guaranteed interest associated with the redemption of our 2009 Notes.
Reconciliation of adjusted operating expenses, adjusted research and development, and adjusted selling, general and administrative expenses included in the text of this press release:
Adjusted operating expenses of $257,551 for 2005 excludes from the reported expenses of $337,526 the $79,975 of adjustments shown above. Adjusted operating expenses of $229,675 for 2004 excludes from the reported expenses of $306,853 the adjustments shown above of $80,646 except for $3,467 related to the guaranteed interest on redemption of debt, which is included in interest expense.
Adjusted research and development expense of $124,664 for 2005 excludes $712 for severance cost and $577 related to the buyout of Prosidion options from the reported expenses of $125,953. Adjusted research and development expense of $111,716 for 2004 excludes $6,490 of facility restructuring costs from the reported expenses of $118,206.
Adjusted selling, general and administrative expenses of $93,239 for 2005 excludes $4,351 for severance and facility realignment costs and $803 related to the buyout of Prosidion options from the reported expenses of $98,393. Adjusted selling, general and administrative expenses of $92,294 for 2004 excludes $6,108 for facility realignment costs from the reported expenses of $98,402.